                                                                     EXHIBIT 4.2

                            [FORM OF FACE OF NOTE]

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


                        PROVIDIAN FINANCIAL CORPORATION

               3.25% Convertible Senior Note due August 15, 2005

     No. R-                                                     $_______________
     CUSIP No. 74406A AA 0

          PROVIDIAN FINANCIAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor Person under the Indenture hereinafter defined), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $___________ (____________ Dollars) on August 15, 2005, and to pay interest thereon from August 23, 2000 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on February 15 and August 15 in each year, commencing February 15, 2001, at the rate of 3.25% per annum, until the principal hereof is paid or made available for payment.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the regular record date for such interest, which shall be the 1st of February or 1st of August, as the case may be, next preceding such Interest Payment Date or, if such record date is not a Business Day, at the close of business of the immediately succeeding Business Day. A "Business Day" shall mean any day other than a Saturday, Sunday, a federally recognized holiday or a day on which banking institutions are not authorized or required by law or executive order to be open in the State of New York. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and shall be paid to the Person in whose name this Note is registered at the close of business on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the special record date, the Company shall mail or cause to be mailed to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date, and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

          Payments of principal of and interest on this Note and any additional payments due hereunder shall be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the register for the Notes maintained by the Registrar.

          Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an authenticating agent appointed by the Company, by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed and delivered under its corporate seal.

     Dated:

                              PROVIDIAN FINANCIAL CORPORATION



                              By:
                                 ---------------------------------------------
                                 Name:
                                 Title:



          This is one of the Securities of the Series designated therein referred to in the within-mentioned Indenture.

     Dated:

                              BANK ONE TRUST COMPANY, N.A.,
                              as Trustee



                              By:
                                 ---------------------------------------------
                                             Authorized Signatory

                           [FORM OF REVERSE OF NOTE]

          This Note is one of a duly authorized issue of securities of the Company (herein called the "Notes"), issued and to be issued in one or more series under an Indenture, dated as of May 1, 1999 (as supplemented by a First Supplemental Indenture, dated as of August 23, 2000, the "Indenture"), between the Company and Bank One Trust Company, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof as "3.25% Convertible Senior Notes due August 15, 2005", limited in aggregate principal amount to $402,500,000. All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

          The Notes are subject to redemption, at the election of the Company, at any time on or after August 20, 2003, as a whole or in part, upon not less than 30 nor more than 60 days' notice to the Holders (in the manner provided for in the Indenture) prior to the Redemption Date at the following redemption prices (expressed as percentages of the principal amount):

     Redemption Date                                 Redemption Price:
     ---------------                                 -----------------
     from August 20, 2003 until August 14, 2004            101.30%
     from August 15, 2004 until Stated Maturity            100.65%

together in each case of any such redemption with accrued interest to the Redemption Date; provided, however, that interest installments whose payment date is on or prior to such Redemption Date will be payable to the Holders of such Notes of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.

          No sinking fund is provided for the Notes.

          Subject to and upon compliance with the provisions of the Indenture, any Note (or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000) which has not previously been redeemed or repurchased, is convertible at the option of the Holder thereof, at any time following the original issue date of the Notes and on or before the close of business on the Business Day immediately preceding the Stated Maturity, into fully paid and nonassessable shares of common stock of the Company, $0.01 par value per share (the "Common Stock"), at an initial conversion rate (calculated to the nearest 1/100 of a share) of 7.2446 shares of Common Stock for each $1,000 principal amount of Note, or at the current adjusted conversion rate if an adjustment has been made as provided in the Indenture. In case the Notes or a portion thereof are called for redemption, such conversion right in respect of the Notes or portion so called shall expire at the close of business on the Business Day immediately preceding the Redemption Date, unless the Company defaults in making the payment due upon redemption. A Note or portion thereof in respect of which the Holder has delivered a Repurchase Notice may be converted only if such notice is withdrawn in accordance with the terms of the Indenture, unless the Company has defaulted in the payment of the Change of Control Purchase Price. The Holder of a Note surrendered for conversion during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of a Note or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment Date) be entitled to receive the interest payable on such Interest Payment Date on the principal amount of the Note being surrendered for conversion. To convert this Note the Holder must (1) surrender this Note, duly endorsed or assigned to the Company or in blank, provided that if such surrender shall be made during the period from the close of business on any Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except in the case of Notes or portions thereof which have been called for redemption or in respect of which the Repurchase Notice delivered by the Holder has not been withdrawn, the conversion rights of which would terminate during the period between such Record Date and the close of business on such Interest Payment
Date) also be accompanied by payment in immediately available funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of the Note being surrendered for conversion, and (2) complete and manually sign a conversion notice in substantially the form attached hereto. Except as set forth above, no payment or adjustment shall be made upon any conversion on account of any interest accrued hereon from the Interest Payment Date immediately preceding the day of conversion, or on account of any dividends on the Common Stock issued on conversion hereof. In addition, the Holders shall not be entitled to receive any dividends payable to holders of Common Stock as of any record date before the close of business on the conversion date. No fractional shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

          The Indenture provides that in the event of any merger, amalgamation, arrangement or consolidation to which the Company is a party (other than one that does not result in any reclassification, conversion, exchange or cancellation of the Common Stock) or any conveyance, lease, sale or transfer of all or substantially all of the assets of the Company, the Indenture shall be amended, without the consent of any Holders of Notes, so that this Note, if then outstanding, will be convertible thereafter, during the period this Note shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer by a holder of the number of shares of Common Stock of the Company into which this Note could have been converted immediately prior to such merger, amalgamation, arrangement, consolidation, conveyance, lease, sale or transfer (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-Electing Shares). No adjustment in the Conversion Rate shall be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

          Subject to and upon compliance with the provisions of the Indenture, upon the occurrence of a Change of Control, the Company shall notify the Holders of the Notes of such occurrence by delivering a Change of Control Notice, shall make a Change of Control Offer and shall purchase, on a Business Day not more than 60 nor less than 30 days following the Change of Control Date (a "Change of Control Purchase Date") all of the then outstanding Notes validly tendered at a purchase price in cash equal to 100% of the principal amount thereof plus accrued interest, if any, to the Change of Control Purchase Date (the "Change of Control Purchase Price"). The Change of Control Offer shall remain open from the time of delivery of the Change of Control Notice for at least 20 Business Days and until 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date. To exercise its repurchase right, a Holder shall deliver to the Trustee a Repurchase Notice, in accordance with the terms and conditions set forth in the Change of Control Notice. Upon receipt by the Trustee of a Repurchase Notice, the Holder of the Note in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Note and, unless the Company has defaulted in the payment of the Change of Control Purchase Price, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Purchase Date. Holders of Notes will be entitled to withdraw their election if the Paying Agent receives notice of such withdrawal not later than 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date. Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Repurchase Notice, unless such Repurchase Notice has first been validly withdrawn in the manner provided for in the Indenture or unless the Company has defaulted in the payment of the Change of Control Purchase Price. Holders electing to have Notes purchased pursuant to a Change of Control Offer will be required to surrender their Notes to the Paying Agent at the address (in the Borough of Manhattan, The City of New York) specified in the Change of Control Notice prior to 5:00 p.m., New York City time, on the Business Day prior to the Change of Control Purchase Date and must complete any form of letter of transmittal proposed by the Company and reasonably acceptable to the Trustee and the Paying Agent. Any portion of the principal amount of Notes that is equal to $1,000 or an integral multiple thereof, validly tendered into the Change of Control Offer and not withdrawn, will be accepted for payment.

          In the event of redemption, repurchase or conversion of this Note in part only, a new Note or Notes for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof upon the cancellation thereof.

          The provisions for defeasance and covenant defeasance set forth in Sections 1302 and 1303 of the Indenture, respectively, will not apply to the Notes.

          If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66 2/3% in principal amount of the Notes at the time

Outstanding. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

          As provided in and subject to the provisions of the Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein or for the enforcement of the right to convert this Note as provided in the Indenture.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed or to convert this Note as provided in the Indenture.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          This Note is a Global Note and shall be exchangeable for Notes registered in the names of Persons other than the Depositary with respect to this Global Note or its nominee only if (A) such Depositary notifies the Company that it is unwilling or unable to continue as Depositary for this Global Note or at any time ceases to be a clearing agency registered as such under the Securities Exchange Act of 1934, as amended, (B) the Company in its discretion executes and delivers to the Trustee a Company Order that this Global Note shall be exchangeable or (C) there shall have occurred and be continuing an Event of Default with respect to the Notes. If this Global Note is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Notes issuable in denominations of $1,000 and any integral multiple of

$1,000 in excess thereof, registered in such names as such Depositary shall direct.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          A director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability (except in the case of bad faith or willful misconduct) for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          THE INDENTURE AND THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

          All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                 ABBREVIATIONS

          The following abbreviations, when used in the inscription on the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

          TEN COM               -     as tenants in common

          TEN ENT               -     as tenants by the entireties (Cust)

          JT TEN                -     as joint tenants with right of
                                      survivorship and not as tenants in common

          UNIF GIFT MIN ACT     -     Uniform Gifts to Minors Act

          Additional abbreviations may also be used though not in the above list.

                               CONVERSION NOTICE

          The undersigned Holder of this Note hereby irrevocably exercises the option to convert this Note, or any portion of the principal amount hereof (which is $1,000 in principal amount or an integral multiple of $1,000), below designated, into shares of common stock of Providian Financial Corporation, $0.01 par value per share (the "Common Stock"), in accordance with the terms of the Indenture referred to in this Note, and directs that such shares, together with a check in payment for any fractional share and any Notes representing any unconverted portion of the principal amount hereof, be issued and delivered to and be registered in the name of the undersigned unless a different name has been indicated below. If shares of Common Stock or any portion of this Note not converted are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

     Dated _________________


                                 ______________________________________________

                                 ______________________________________________
                                                   Signature(s)


     If shares or Notes are to be registered in the name of a Person other than the Holder, please print such Person's name and address:

     ____________________________________
                    Name

     ____________________________________
                  Address

     ____________________________________
     Social Security or Other Taxpayer
     Identification Number

     ____________________________________
     [Signature Guaranteed]

     If only a portion of the Notes is to be converted, please indicate:

1.   Principal amount to be converted:

          $__________________

2. Principal amount and denomination of Notes representing unconverted principal amount to be issued:

          $__________________

                   ELECTION OF HOLDER TO REQUIRE REPURCHASE
                           UPON A CHANGE OF CONTROL

          (1) Pursuant to Article 4 of the First Supplemental Indenture dated as of August 23, 2000 to the Indenture, the undersigned hereby acknowledges receipt of a notice from the Company of a Change of Control Offer and requests and instructs the Company to repurchase this Note, or the portion hereof (which is $1,000 in principal amount or an integral multiple of $1,000) below designated, as of the Change of Control Purchase Date pursuant to the terms and conditions specified in such Article 4.

          (2) The undersigned hereby directs the Trustee or the Company to pay to the undersigned an amount in cash equal to 100% of the principal amount to be repurchased (as set forth below), plus interest accrued to the Change of Control Purchase Date, as provided in the Indenture.

          (3) The undersigned elects (check one):

          ( ) to receive the Change of Control Purchase Price with respect to the following portions of the following Notes:

              Note certificate number:

              Principal amount to be repurchased (if less than all):
$___________________

              Remaining principal amount after repurchase:  $___________________

          ( ) to receive the Change of Control Purchase Price with respect to the full principal amount of all of the Notes that are subject to this notice.

Notice: If the Holder fails to make an election, the Holder shall be deemed to have elected to receive the Change of Control Purchase Price for the full principal amount of all of the Notes subject to this notice.

Dated ________________


____________________________________

____________________________________

                                               Signature(s)

                              Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.



____________________________________
      Signature Guaranteed

                              Security certificate number:

                              Principal amount to be repurchased
                              (if less than all):  $_____________________

                              Remaining principal amount after
                              repurchase:
                              $_____________________


                              ____________________________________
                              Social Security or Other Taxpayer
                              Identification Number

                              FORM OF ASSIGNMENT

          For value received ________________ hereby sell(s), assign(s) and transfer(s) unto ________________ [also insert social security or other taxpayer identification number of assignee] the within Note, and hereby irrevocably constitutes and appoints ____________________ as attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

     Dated _________________


                              _______________________________________________

                              _______________________________________________

                              Signature(s)

                              Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.